Exhibit 99.1

Coldwater Creek Announces New $65 Million Financing with Golden Gate Capital and Reiterates Second Quarter Financial Guidance

SANDPOINT, Idaho, July 9, 2012 — Coldwater Creek Inc. (CWTR) announced the closing of a five-year, $65 million senior secured term loan provided by Golden Gate Capital, a leading private equity firm with extensive experience in the retail sector. The Company also announced the completion of an amendment to its $70 million revolving credit facility with Wells Fargo Capital Finance, part of Wells Fargo & Company (WFC), which matures on May 16, 2016.

“We are pleased to announce this strategic investment and partnership with Golden Gate Capital, which is a strong endorsement of our brand and turnaround strategy, and provides us with further financial flexibility to complete our near term business objectives and accelerate our growth plans,” said Dennis Pence, Chairman and Chief Executive Officer of Coldwater Creek. “Golden Gate Capital brings a highly flexible investment approach and extensive retail expertise, which will be beneficial in the continued revitalization and long-term growth of Coldwater Creek.”

Golden Gate is one of the most active private equity investors in the retail and restaurants sector. Some of the firm’s retail portfolio companies include Eddie Bauer, J.Jill, Zales and Express. Over the last 12 months, Golden Gate has also announced investments in California Pizza Kitchen, Pacific Sunwear, and Payless ShoeSource (pending).

“Coldwater Creek is a strong brand that has undergone significant changes over the past year to reposition its core offering and now, with a solid foundation in place, is realizing the benefits of these changes,” said Josh Olshansky, Managing Director of Golden Gate Capital.

Neale Attenborough, Golden Gate’s retail group Operating Partner who will join Coldwater Creek’s Board of Directors, added, “We look forward to working closely with Coldwater Creek’s talented management team as they return the Company to profitable long-term growth. We believe that the initiatives currently underway, supported by our investment, give the Company’s management team the necessary time and added resources to successfully execute on its plan.”

Golden Gate’s senior secured term loan is collateralized by a second lien on the Company’s inventory and receivables, and a first lien on the Company’s remaining assets. In addition to interest and fees payable on the loan, the Company issued convertible preferred stock to an affiliate of Golden Gate, which gives it the right to purchase up to 19.9% of the Company’s common stock (16.7% on a fully-diluted basis) at an exercise price of $0.85. Golden Gate also received the right to appoint two members to Coldwater Creek’s Board of Directors. The second Golden Gate Board member to be appointed will be announced at a later date.

In conjunction with the closing of the Golden Gate term loan, the Company has completed an amendment to its $70 million revolving credit facility with Wells Fargo Capital Finance as well as the retirement of a separate $15 million term loan previously provided by Wells Fargo.

“We believe that Golden Gate Capital’s extensive retail investment experience, combined with our long-time banking relationship with the Retail Finance team at Wells Fargo Capital Finance, strengthens our financial position and provides the capital foundation to achieve our long-term goals,” said Jim Bell, Executive Vice President, Chief Operating Officer, and Chief Financial Officer.

RBC Capital Markets, LLC acted as financial advisor and Pillsbury Winthrop Shaw Pittman LLP and Hogan Lovells US LLP served as counsel for Coldwater Creek in this transaction.

Reiterates Second Quarter Fiscal 2012 Guidance

Coldwater Creek reiterated its second quarter fiscal 2012 guidance of a loss per share of $0.15 to $0.20. This is based on 121.8 million weighted average shares outstanding, and compares with a net loss of $0.30 per diluted share on 92.6 million weighted average shares outstanding for the fiscal 2011 second quarter due to the public offering of 28.9 million shares of its common stock on October 24, 2011.

About Coldwater Creek Inc.

Coldwater Creek is a leading specialty retailer of women’s apparel, gifts, jewelry, and accessories that was founded in 1984 and is headquartered in Sandpoint, Idaho. The Company sells its merchandise through premium retail stores across the country, online at www.coldwatercreek.com and through its catalogs.

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with over $12 billion of capital under management. The principals of Golden Gate have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Golden Gate is one of the most active investors in leading brands in the retail and restaurant sectors. Representative investments include Payless ShoeSource, Eddie Bauer, J.Jill, Express, Zales, Pacific Sunwear, California Pizza Kitchen, Romano’s Macaroni Grill, and On the Border Mexican Grill and Cantina. For additional information, visit www.goldengatecap.com.

About Wells Fargo Capital Finance

Wells Fargo Capital Finance is the trade name for certain asset-based lending, accounts receivable and purchase order finance services of Wells Fargo & Company and its subsidiaries, and provides traditional asset-based lending, specialized senior secured financing, accounts receivable financing, purchase order financing and channel finance to companies across the United States and internationally. Dedicated teams within Wells Fargo Capital Finance provide financing solutions for companies in specific industries such as retail, software publishing and high-technology, commercial finance, staffing, government contracting and others. For more information, visit www.wellsfargocapitalfinance.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements about the Company’s ability to successfully execute on its brand revitalization and turnaround plan and the Company’s expectations about net loss per share for the second quarter of fiscal 2012. These statements are based on management’s current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect. As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•                  the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as current macroeconomic conditions, high unemployment, continuing heavy promotional activity in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell merchandise at lower than expected margins, or at a loss;

•                  potential inability to attract and retain key personnel;

•                  our new design aesthetic may take longer to implement than expected or may not resonate with our customers;

•                  difficulties in forecasting consumer demand for our merchandise as a result of changing fashion trends and consumer preferences;

•                  changing business and economic conditions resulting in our inability to realize our sales and earnings expectations;

•                  our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales, which may result in impairment charges;

•                  our potential inability to maintain compliance with all debt covenants;

•                  delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the possibility our vendors may not extend us credit on acceptable terms, and the potential inability of our vendors to finance production of the goods we order or meet our production needs due to raw material or labor shortages;

•                  our foreign sourcing strategy may not lead to reduction of our sourcing costs or improvement in our margins;

•                  increasing competition from discount retailers and companies that have introduced concepts or products similar to ours;

•                  marketing initiatives may not be successful in increasing traffic in the near term, or at all;

•                  difficulties encountered in anticipating and managing customer returns and the possibility that customer returns may be greater than expected;

•                  the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•                  unexpected costs or problems associated with our efforts to manage the complexities of our multi-channel business model, including our efforts to maintain our information systems;

•                  our revolving line of credit may not be fully available due to borrowing base and other limitations;

•                  the benefits expected from our merchandising and design initiatives may not be achieved or may take longer to achieve than we expect;

•                  the actual number and timing of planned store closures depends on a number of factors that cannot be predicted, including among other things the future performance of our individual stores and negotiations with our landlords;

and such other factors as are discussed in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.

Contact:

For Coldwater Creek

Lyn Walther

Divisional Vice President, Investor Relations

208-265-7005

Web site:  www.coldwatercreek.com

For Golden Gate Capital

Sard Verbinnen & Co

Paul Kranhold/Jenny Gore

415-618-8750